                                       As Filed with the Securities and Exchange Commission on September 12, 2003
                                                                                              Registration No. 333-

                                        SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549
                                     -----------------------------------------

                                                     FORM S-8

                                              REGISTRATION STATEMENT
                                                       UNDER
                                            THE SECURITIES ACT OF 1933

                                              FIRST FEDERAL FINANCIAL
                                              CORPORATION OF KENTUCKY

                              (Exact name of Registrant as specified in its charter)

                                                     Kentucky
                                          (State or other jurisdiction of
                                          incorporation or organization)

                                                    61-1168311
                                       (I.R.S. Employer Identification No.)
                                        ----------------------------------

                        2323 Ring Road, Elizabethtown, Kentucky 42701-5006; (270) 765-2131
                                      (Address of Principal Executive Offices)
                                          ------------------------------

                                       1987 Stock Option and Incentive Plan
                                 1998 Stock Option and Incentive Compensation Plan
                                              (Full Title of the Plan)

                                                 B. Keith Johnson
                                                 President and CEO
                                              FIRST FEDERAL FINANCIAL
                                              CORPORATION OF KENTUCKY
                                                  2323 Ring Road
                                        Elizabethtown, Kentucky 42701-5006
                                                  (270) 765-2131
                                      (Name and Address of agent for service)

                                           Copies of Communications to:

                                                 Alan K. MacDonald
                                               FROST BROWN TODD LLC
                                        400 West Market Street, 32nd Floor
                                          Louisville, Kentucky 40202-3363
                                                  (502) 589-5400

                                              CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                  Proposed Maximum         Proposed Maximum
  Title Of Shares To Be       Amount To Be       Offering Price Per       Aggregate Offering          Amount of
       Registered            Registered (1)             Share                   Price             Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Shares, no par
value...........             48,541 Shares           $31.70 (2)             $ 1,538,750.00            $ 124.48

(1) Represents shares being offered by selling  shareholders  under the reoffer  prospectus which is a part of this registration  statement.  This  registration  statement  shall also cover any additional  common shares which shall become  issuable  under the Plan by  reason  of any stock  dividend,  stock  split,  recapitalization  or any other similar  transaction  effected without the receipt of  consideration  which results in an increase in the number of the Registrant's outstanding Common Shares.

(2) Estimated  solely for the purpose of  calculating  the amount of the  registration  fee pursuant to Rule 457(c)
and (h) of the  Securities  Act of 1933,  as  amended.  The price per share and the  aggregate  offering  price are calculated on the basis of the average of the high and low sales prices of  Registrant's  Common Shares as reported on the Nasdaq National Market which was $31.70 on September 8, 2003.

                                                      PART I.

         As permitted by General  Instruction  C for Form S-8, a reoffer  prospectus  is included as Part I of this
Registration  Statement to register  48,541  shares of First Federal  Financial  Corporation  of Kentucky's  common stock that were previously issued pursuant to First Federal  Financial  Corporation of Kentucky's 1987 Stock Option
and  Incentive  Plan and 1998 Stock  Option and  Incentive  Compensation  Plan (the  "Plans") to certain  officers, directors and employees of First Federal  Financial  Corporation  of Kentucky.  The reoffer  prospectus may be used for reofferings and resales on a continuous or delayed basis in the future.

                                                    PROSPECTUS

                                               48,541 COMMON SHARES

                                  First Federal Financial Corporation of Kentucky
                                                  2323 Ring Road
                                                   P.O. Box 5006
                                        Elizabethtown, Kentucky 42702-5006
                                                  (270) 765-2131

         This  reoffer  prospectus  relates to 48,541  common  shares of First  Federal  Financial  Corporation  of
Kentucky  that have been issued,  or may be issued in the future,  upon the exercise of options  granted  under the
First Federal  Financial  Corporation of Kentucky's  1987 Stock Option and Incentive Plan and 1998 Stock Option and
Incentive  Compensation  Plan.  These  shares  may be  offered  and  resold  from  time  to  time  by  the  selling shareholders  identified in the prospectus  for their own accounts.  We will not receive any proceeds from any such sales. See "Selling Shareholders" on page 4.

         This  prospectus has been prepared for the purpose of  registering  the common shares under the Securities
Act to allow for future sales by the selling  shareholders  to the public.  Of these  shares,  22,000 shares may be issued upon the future exercise of stock options  granted to one of our executive  officers.  The remaining  26,541 shares were previously issued to five of our officers upon the exercise of options.

         It is anticipated that the selling  shareholders  will offer common shares for sale on the Nasdaq National
Market at the prevailing  prices on the date of sale. The selling  shareholders will bear all sales commissions and similar  expenses.  We have paid the costs of filing this  registration  statement with the Securities and Exchange
Commission and will pay the costs of  registering or qualifying the common shares under the securities  laws of any jurisdiction  where such  registration or  qualification  is necessary.  We estimate the expenses of this offering, which we will incur,  including  registration  fees,  legal  fees,  transfer  agent fees and  printing  costs,  but excluding  underwriting  discounts and commissions that will be paid by the selling  shareholders,  will not exceed
$10,000.

         Our common  shares are traded on the Nasdaq  National  Market under the symbol FFKY. On September 8, 2003, the last reported price of our common stock on such market was $32.25 per share.

         Neither the  Securities  and  Exchange  Commission  nor any state  securities  commission  has approved or disapproved  these  securities  or  determined  whether  this  reoffer  prospectus  is  truthful or  complete.  Any representation to the contrary is a criminal offense.

         The date of this prospectus is September 12, 2003.

                                                SUMMARY INFORMATION

The Corporation

        First Federal  Financial  Corporation  of Kentucky was  incorporated  in August 1989 under the laws of the
Commonwealth  of Kentucky  for the  purpose of becoming  the holding  company  for First  Federal  Savings  Bank of
Elizabethtown  ("First  Federal" or the "Bank"),  which  became  effective  on June 1, 1990.  Since that date,  the
Corporation  has engaged in no  significant  activity  other than holding the stock of First Federal and directing, planning and  coordinating  the business of the Bank.  On January 8, 2003,  First  Federal  converted to a Kentucky chartered  commercial bank from a federally  chartered  savings bank. In connection  with the conversion,  both the
Corporation and First Federal changed to a fiscal year ending on December 31.

The Bank

        First Federal is headquartered in Elizabethtown,  Kentucky.  Its business consists of attracting  deposits from the general  public and  originating  mortgage loans on  single-family  residences,  multi-family  housing and commercial property.  First Federal also makes home improvement loans,  consumer loans,  commercial business loans,
FHA loans and through its  subsidiaries  offers  insurance  products and  brokerage  services to its  customers and makes qualified VA loans for sale to investors on the secondary  market.  The principal  sources of funds for First
Federal's lending  activities  include deposits received from the general public,  borrowings from the Federal Home
Loan Bank of  Cincinnati,  and loan  repayments.  First  Federal's  primary  sources  of income  are  interest  and origination  fees on loans and interest on investments  such as various federal and government  agency  obligations and other investment  securities  permitted by applicable laws and regulations.  First Federal's principal expenses are interest paid on deposit  accounts and borrowed  funds and  operating  expenses.  First Federal was  originally founded in 1923 as a  state-chartered  institution  and  became  federally  chartered  in 1940.  In 1987,  the Bank converted to a federally  chartered  savings bank and converted  from mutual to stock form. The Bank is a member of the FHLB of Cincinnati  and,  since  converting  to a state  charter,  is subject to  regulation,  examination  and supervision by the Kentucky  Department of Financial  Institutions.  The Bank's deposits are insured by the Savings
Association Insurance Fund  and administered by the Federal Deposit Insurance Corporation.

                                            FORWARD LOOKING STATEMENTS

        This prospectus contains forward-looking  statements,  including statements about management's beliefs and expectations  regarding  First  Federal  Financial  Corporation  of  Kentucky's  future  financial  outlook and the business  environment,  that are  intended  to assist in  assessing  FFKY's  future  financial  performance.  These statements  are based on current  expectations,  estimates and  assumptions,  all of which are subject to risks and uncertainties  that may cause actual results to differ  materially  from the  forward-looking  statements.  Factors that may adversely  affect FFKY's  future  performance  are discussed in its Form 10-K and other reports filed with the Securities and Exchange Commission.

                                                  USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of common shares by the selling shareholders.

                                               SELLING SHAREHOLDERS

       The selling  shareholders,  who are identified  below,  may sell from time to time a total of up to 48,541 shares issued  pursuant to First Federal  Financial  Corporation of Kentucky's 1987 Stock Option and Incentive Plan
and 1998 Stock Option and Incentive Compensation Plan.

       The following  table sets forth certain  information  regarding the  beneficial  ownership of common stock by the selling shareholders as of September 1, 2003, and the number of shares being offered by this prospectus.

                                                                     Number of
                                                                    Beneficially
                                                                    Owned After
                                  Number of                           Offering,
                                   Shares                             Presuming
                                Beneficially       Number of          All Shares   Percentage of
                                Owned Prior         Shares             Offered      Outstanding
 Name and Position              To Offering (1)     Offered           Are Sold        Shares
 -----------------              --------------      -------           --------        ------

Keith Johnson                       53,372           44,000             9,372           *
President

Dwight Brown                         3,770              761             3,009           *
Senior Vice President,

Gary Chapman                         3,005              583             2,422           *
Vice President,

Charles Chaney                      33,259            2,592            30,667           *
Executive Vice President

Tanya Deneen                         1,917              605             1,312           *
Senior Vice President

*indicates less than 1%

(1)      Based upon  information  furnished by the respective  selling  shareholders as of September 1, 2003. Under applicable  regulations,  shares are deemed to be beneficially  owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares,  whether or not he has any  economic  interest  with respect  to the  shares.  Includes  shares  beneficially  owned by members of the  immediate  families  of the selling shareholders residing in their homes and also includes all Shares held under the plans.

                                              PLAN OF DISTRIBUTION

         The  selling  shareholders  may sell the  shares  from  time to time on the  Nasdaq  National  Market,  or otherwise,  at prices and terms then  prevailing  or at prices  related to the then  current  market  price,  or in negotiated  transactions.  Further, the selling shareholders may choose to dispose of the shares offered under this reoffer  prospectus  by gift to a third party or as a donation to a  charitable  or other  non-profit  entity.  The selling  shareholders  expect to employ brokers or dealers to sell shares on their behalf.  Brokers or dealers will receive  commissions  or discounts  from the selling  shareholders  or from  purchasers in amounts to be negotiated immediately  before the sale,  which  commissions  and  discounts  are not  expected to deviate  from the usual and
customary  brokers  commissions.   In  connection  with  any  sales,  the  selling  shareholders  and  any  brokers participating  in such sales may be deemed to be underwriters  within the meaning of the Securities Act. Neither we nor the selling  shareholders  expect to employ,  utilize or otherwise engage any finders to assist in the sales of the shares.

         We have  advised the selling  shareholders  that the  anti-manipulation  rules of  Regulation  M under the
Securities  Exchange Act of 1934,  as amended (the  "Exchange  Act") may apply to sales of shares in the market and to the  activities  of the selling  shareholders  and their  affiliates.  In addition,  we will make copies of this reoffer prospectus  available to the selling  shareholders and have informed them of the possible need for delivery of copies of this reoffer  prospectus  to  purchasers  on or before sales of the shares  offered under this reoffer prospectus.  The selling  shareholders may indemnify any broker-dealer that participates in transactions  involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         Any  securities  covered by this reoffer  prospectus  that qualify for sale pursuant to Rule 144 under the
Securities Act may be sold under those rules rather than pursuant to this reoffer prospectus.

         There is no assurance that the selling  shareholders  will offer for sale or sell any or all of the shares registered pursuant to this prospectus.

                                        DOCUMENTS INCORPORATED BY REFERENCE

         We  "incorporate  by reference"  into this reoffer  prospectus the information we file with the SEC, which means that we can disclose  important  information  to you by referring  you to those  documents.  The  information incorporated  by reference is an important  part of this  prospectus.  Some  information  contained in this reoffer prospectus  updates and supersedes the  information  incorporated  by reference and some  information  that we file subsequently  with the SEC will  automatically  update this reoffer  prospectus.  We  incorporate  by reference the documents listed below:

         Our  Transitional Report on Form 10-K for the period from July 1, 2002 to December 31, 2002.

         Our  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

         Our Current Report on Form 8-K dated April 17, 2003.

         The description of our common shares on pages 25-37 of Amendment No. 1 to our S-4  Registration  Statement
         (Reg. No. 33-30582).

         All other reports filed by the Corporation  pursuant to Section 13(a) or 15(d) of the Securities  Exchange
         Act of 1934 (the "Exchange Act") since December 31, 2002.

         We also  incorporate  all  documents  subsequently  filed by the  Corporation  pursuant to Section  13(a),
13(c),  14 and 15(d) of the Exchange Act after the date of this  Registration  Statement and prior to the filing of a post-effective amendment.

                                        WHERE YOU CAN FIND MORE INFORMATION

         This  prospectus  is a part of a  Registration  Statement on Form S-8 that we filed with the SEC under the
Securities  Act. This prospectus  does not contain all the  information  set forth in the  registration  statement, certain  parts of which  are  omitted  in  accordance  with the  rules  and  regulations  of the SEC.  For  further information  with  respect  to us and  the  securities  offered  by  this  prospectus,  reference  is  made  to the registration  statement,  including the exhibits to the  registration  statement and the documents  incorporated by reference.  We file annual,  quarterly and special reports,  proxy  statements and other  information with the SEC.
Our filings are  available  to the public over the  Internet at the SEC's web site at  http://www.sec.gov.  You may also read and copy any  document  we file with the SEC at its  public  reference  facilities  at 450 Fifth  Street,
N.W.,  Washington,  D.C. 20549.  You can also obtain copies of the documents at prescribed  rates by writing to the
Public  Reference  Section of the SEC at 450 Fifth Street,  N.W.,  Washington,  D.C. 20549.  Please call the SEC at
1-800-SEC-0330  for further  information on the operation of the public reference  facilities.  Our SEC filings are also available at the office of the Nasdaq  National  Market.  For further  information on obtaining  copies of our public filings at the Nasdaq National Market, you should call (212) 656-5060.

                                                     PART II.
                                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.    Incorporation of Documents by Reference

         There are hereby  incorporated by reference into this Registration  Statement the following  documents and information  heretofore  filed by First Federal  Financial  Corporation  of Kentucky (the  "Corporation")  with the
Securities and Exchange Commission (the "Commission"):

         (a)      Our Transitional Report on Form 10-K for the period from July 1, 2002 to December 31, 2002.

         (b)      Our  Quarterly Reports on Form 10-Q for the quarters ended  March 31, 2003 and June 30, 2003.

         (c)      Our Current Reports on Form 8-K dated April 17, 2003 and April 29, 2003.

         (d)      The  description  of our common  shares on pages 25-37 of  Amendment  No. 1 to our S-4 (Reg.  No.
                  33-30582) Registration Statement (Reg. No. 33-30582).

         (e)      All other reports filed by us pursuant to Section 13(a) or 15(d) of the  Securities  Exchange Act
                  of 1934 (the "Exchange Act") since December 31, 2002.

All  documents  subsequently  filed by the  Corporation  pursuant  to  Section  13(a),  13(c),  14 and 15(d) of the
Exchange Act after the date of this  Registration  Statement and prior to the filing of a post-effective  amendment which indicates that all securities  offered have been or which  deregisters  all securities then remaining  unsold shall be deemed to be  incorporated  by reference in this  Registration  Statement and to be a part hereof from the date of filing such documents.

Item 4.    Description of Securities

         Not applicable.

Item 5.    Interests of Named Experts and Counsel

         Not applicable.

Item 6.    Indemnification Of Directors And Officers

         Article  XVIII of the  Articles  of  Incorporation  of the  Corporation  contain  certain  indemnification provisions  providing  that  directors,  officers and employees or agents of the  Corporation  will be  indemnified against  expenses  actually  and  reasonably  incurred by them if they are  successful  on the merits of a claim or
proceeding.   Article XVIII provides as follows:

                                                   ARTICLE XVIII

                                                  Indemnification

         (a)      Except as provided in subsection (b) hereof,  the  Corporation  shall indemnify a director who is made a party to any  threatened,  pending,  or completed  action,  suit or  proceeding,  whether  civil,  criminal, administrative,  or investigative  ("proceeding"),  because he is or was a director against  liability  incurred in such  proceeding if he conducted  himself in good faith and he reasonably  believed,  (i) in the case of conduct in his official  capacity with the  Corporation,  that his conduct was in the  Corporation's  best interest and in all other  cases,  that his  conduct  was at least  not  opposed  to its  best  interests;  and (ii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

                  The  Corporation  shall further  indemnify any director and any officer who is not a director who was wholly  successful,  on the merits or  otherwise,  in the  defense of any  proceedings  to which he was a party because he is or was a director of the Corporation  against reasonable  expenses incurred by him in connection with the proceeding.

         (b)      The  Corporation  shall not  indemnify a director in  connection  with a proceeding  by or in the right of the  Corporation in which the director was adjudged  liable to the  Corporation or in connection  with any other  proceeding  charging  improper  personal  benefit to him,  whether or not  involving  action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         (c)      The  Corporation may pay for or reimburse the reasonable  expenses  incurred by a director who is a party to a  proceeding  in advance of final  disposition  of the  proceeding  if (i) the director  furnishes  the
Corporation  a written  affirmation  of his good faith  belief that he has met the standard of conduct set forth in subsection  (a) hereof,  (2) he provides the  Corporation  a written  undertaking,  executed  personally  or on his behalf, to repay the advance if it is ultimately  determined that he is not entitled to indemnification,  and (3) a determination  is  made  that  the  facts  then  known  to  those  making  the  determination  would  not  preclude indemnification under this Article XVIII.

         (d)      The Corporation  may not indemnify a director  hereunder  unless  authorized in the specific case after a  determination  has been made that  indemnification  of the director is  permissible  in the  circumstances because he has met the standard set forth in subsection (a) hereof.  The determination shall be made:

                  (1)      By the board of directors by majority  vote of a quorum  consisting  of directors not at the time parties to the proceeding;

                  (2)      If a quorum  cannot  be  obtained  under  (1),  by  majority  vote of a  committee  duly designated by the board of directors  (in which  designation  directors who are parties may  participate), consisting solely of two or more directors not at the time parties to the proceeding;

                  (3)      By independent special legal counsel;

                           (A)      Selected by the board of  directors or its  committee in the manner  prescribed in paragraphs (1) or (2) of this subsection (d); or

                           (B)      If a quorum of the board of directors  cannot be obtained  under  paragraph (1)
                  and a committee cannot be designated  under paragraph (2),  selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

                  (4)      By the  shareholders,  but shares owned by or voted under the control of  directors  who are at the time parties to the proceeding may not be voted on the determination.

         (e)      Authorization of  indemnification  and evaluation that  indemnification  is permissible  shall be made  in  the  same  manner  as  the  determination  that  indemnification  is  permissible,  except  that,  if the
determination  is  made  by  special  legal  counsel,   authorization  of  indemnification  and  evaluation  as  to reasonableness  of expenses shall be made by those entitled under  paragraph (3) of subsection (d) hereof to select counsel.

         (f)      The  Corporation  may  indemnify  and advance  expenses  to an officer,  employee or agent of the
Corporation who is not a director to the same extent as a director hereunder.

         (g)      The  Corporation  may purchase and maintain  insurance on behalf of an individual who is or was a director,  officer,  employee, or agent of the Corporation,  or who, which a director,  officer, employee, or agent of the Corporation,  is or was serving at the request of the Corporation as a director,  officer, partner, trustee, employee, or agent of another foreign or domestic corporation,  partnership,  joint venture, employee benefit plan, or other  enterprise,  against  liability  asserted against or incurred by him in that capacity or arising from his status as a director,  officer,  employee,  or agent,  whether or not the Corporation would have power to indemnify him against the same liability hereunder.

         Generally,  under KRS  271B.8-500  et seq., a corporation  may  indemnify an individual  made a party to a proceeding  because he is or was a director  against  liability  incurred  in the  proceeding  if (a) he  conducted himself in good faith,  and (b) he reasonably  believed:  in the case of conduct in his official  capacity with the corporation,  that his conduct was in its best  interests;  and in all other  cases,  that his conduct was at least not opposed to its best interests;  and (c) in the case of any criminal  proceeding,  he had no reasonable cause to believe his conduct was unlawful.

         A  corporation  may not indemnify a director:  (a) in  connection  with a proceeding by or in the right of the corporation in which the director was adjudged liable to the  corporation;  or (b) in connection with any other proceeding  charging  improper  personal benefit to him, whether or not involving action in his official  capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         Indemnification  permitted  in  connection  with a  proceeding  by or in the right of the  corporation  is limited to reasonable expenses incurred in connection with the proceeding.

Item 7.  Exemption from Registration Claimed

         The  Corporation  is relying  upon the  exemption  provided  by Section  4(2) of the  Securities  Act with respect to the 7,302 shares  previously  issued  upon the  exercise of stock  options  granted  under the
1998 Stock Option and Incentive Compensation Plan.

Item 8.    Exhibits

(a)      Exhibits

Exhibit
Number        Exhibit
------        -------

4.1           Articles of Incorporation of the Registrant  incorporated by reference to the  Corporation's
              Form S-4 Registration Statement (File No. 33-30582).

4.2           Bylaws of the Registrant.

4.3           Rights Agreement,  dated as of April 15, 2003 incorporated by reference to Exhibits 4 and 10 to the Corporation's Form 8-K dated April 17, 2003.

5             Opinion of Frost Brown Todd LLC.

10.1          First Federal Financial Corporation of Kentucky 1987 Stock Option and Incentive Plan.

10.2          First Federal Financial Corporation of Kentucky 1998 Stock Option and Incentive

              Compensation Plan.

23.1          Consent of Frost Brown Todd LLC (contained in Exhibit 5)

23.2          Consent of Crowe Chizek and Company LLC.

24            Power of Attorney.

Item 9.       Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being made, a  post-effective  amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii)     To reflect in the  prospectus  any facts or events  arising after the effective  date of the registration  statement (or the most recent  post-effective  amendment  thereof) which,  individually or in the
aggregate,   represent  a  fundamental  change  in  the  information  set  forth  in  the  registration  statement.
Notwithstanding  the  foregoing,  any  increase or decrease in volume of  securities  offered (if the total  dollar value of securities  offered  would not exceed that which was  registered)  and any deviation  from the low or high end of the estimated  maximum  offering range may be reflected in the form of prospectus  filed with the Commission pursuant to Rule 424(b) if, in the aggregate,  the changes in volume and price  represent no more than a 20% change in the maximum  aggregate  offering price set forth in the "Calculation of Registration Fee" table in the effective
Registration Statement;

                  (iii)    To  include  any  material  information  with  respect to the plan of  distribution  not previously  disclosed in the registration  statement or any material change to such information in the registration statement.

         (2)      That, for the purpose of determining  any liability  under the Securities Act of 1933,  each such post-effective  amendment shall be deemed to be a new  registration  statement  relating to the securities  offered therein,  and the offering of such  securities  at that time shall be deemed to be the initial  bona fide  offering thereof.

         (3)      To remove from registration by means of a post-effective amendment any of the  securities   being
registered which remain unsold at the termination of the offering.

(b)      The  undersigned  hereby  undertakes  that, for purposes of determining any liability under the Securities
Act of 1933,  each filing of the  registrant's  annual report  pursuant to Section 13(a) of 15(d) of the Securities
Exchange Act of 1934 (and,  where  applicable,  each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the  Securities  Exchange Act of 1934) that it is  incorporated  by reference in the  registration statement,  shall be deemed to be a new registration  statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (h)     Insofar as  indemnification  for liabilities  arising under the Securities Act of 1933 may be permitted to directors,  officers and controlling persons of the registrant pursuant to the foregoing provisions,  or otherwise,
the  registrant  has  been  advised  that  in  the  opinion  of  the  Securities  and  Exchange   Commission   such
indemnification  is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the event that a claim for  indemnification  against such  liability  (other than the payment by the  registrant  of expenses incurred or paid by a director,  officer,  or controlling person of the registrant in the successful defense of any action,  suit or  proceeding) is asserted by such director,  officer or controlling  person in connection  with the securities  being  registered,  the  registrant  will,  unless in the  opinion of its  counsel  the matter has been settled  by  controlling  precedent,  submit to a court of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is  against  public  policy  as  expressed  in the Act and  will be  governed  by the  final adjudication of such issue.

                                                    SIGNATURES

         Pursuant  to the  requirements  of the  Securities  Act of  1933,  the  Registrant  certifies  that it has reasonable  grounds to believe  that it meets all of the  requirements  for filing on Form S-8 and has duly  caused this  registration  statement to be signed on its behalf by the  undersigned,  thereunder duly  authorized,  in the
City of Elizabethtown, Commonwealth of Kentucky, on this 8th day of September, 2003.

                                                              FIRST FEDERAL FINANCIAL CORPORATION
                                                              OF KENTUCKY

                                                              By:  /s/ B. Keith Johnson
                                                                   --------------------
                                                                   B. Keith Johnson
                                                                   President and Chief Executive Officer

         KNOW ALL MEN BY THESE  PRESENTS,  that each person whose  signature  appears below hereby  constitutes and appoints B. Keith  Johnson and Charles E. Chaney,  and each of them, as his true and lawful  attorneys-in-fact  and agents,  with full power of  substitution  and  resubstitution,  for him and in his name,  place and stead,  in any and all  capacities,  to sign any and all amendments  (including  post-effective  amendments) to said  Registration
Statement,  and to file the same, with all exhibits thereto,  and all documents in connection  therewith,  with the
Securities and Exchange Commission,  granting unto said  attorneys-in-fact and agents, and each of them, full power and  authority to do and perform each and every act and thing  requisite  and necessary to be done in and about the premises,  as fully and to all  intents  and  purposes  as he might or could do in  person,  hereby  ratifying  and confirming all that said  attorneys-in-fact  and agents,  or any of them, or their  substitute or substitutes,  may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      Signature                                        Title                          Date

__________________________________                     President, Chief Executive Officer,    September 12, 2003
B. Keith Johnson                                       and Director

                                                       Chief Operating Officer and Chief
__________________________________                     Financial Officer (Principal           September 12, 2003
Charles E. Chaney                                      Financial and Accounting Officer)

     *
__________________________________                     Director                               September 12, 2003
Robert M. Brown

     *
__________________________________                     Director                               September 12, 2003
Wreno M. Hall

     *
__________________________________                     Director                               September 12, 2003
Walter D. Huddleston

     *
__________________________________                     Director                               September 12, 2003
Diane E. Logsdon

     *
__________________________________                     Director                               September 12, 2003
J. Stephen Mouser

     *
__________________________________                     Director                               September 12, 2003
John L. Newcomb, Jr.

     *
__________________________________                     Director                               September 12, 2003
Gail L. Schomp

     *
__________________________________                     Director                               September 12, 2003
J. Alton Rider

     *
__________________________________                     Director                               September 12, 2003
Michael L. Thomas

*By /s/ B. Keith Johnson
    ---------------------
      B. Keith Johnson, as attorney-in-fact for the
named director under power of attorney filed as
Exhibit 25 to this registration statement.

                                                 INDEX TO EXHIBITS

Exhibit
 Number       Exhibit
 ------       -------

4.1           Articles of Incorporation of the Registrant  incorporated by reference to the  Corporation's
              Form S-4 Registration Statement (File No. 33-30582).

4.2           Bylaws of the Registrant.

4.3           Rights Agreement,  dated as of April 15, 2003 incorporated by reference to Exhibits 4 and 10 to the Corporation's Form 8-K dated April 17, 2003.

5             Opinion of Frost Brown Todd LLC.

10.1          First Federal Financial Corporation of Kentucky 1987 Stock Option and Incentive Plan.

10.2          First Federal Financial Corporation of Kentucky 1998 Stock Option and Incentive
              Compensation Plan.

23.1          Consent of Frost Brown Todd LLC (contained in Exhibit 5)

23.2          Consent of Crowe Chizek and Company LLC.

24            Power of Attorney.

                                                     Exhibit 5
                                                     ---------

September 12, 2003

First Federal Financial
   Corporation of Kentucky
2323 Ring Road
Elizabethtown, Kentucky   42701-5006

         Re:   Registration Statement on Form S-8

Board of Directors:

         We have acted as counsel to First  Federal  Financial  Corporation  of  Kentucky  (the  "Corporation")  in
connection with the  registration of 48,541 common shares (the "Common  Shares") of the Corporation  covered by the
Registration  Statement on Form S-8 filed by the  Corporation  pursuant to the  Securities  Act of 1993, as amended
(the "Act"),  to which this opinion is an exhibit,  which Common Shares may be issued pursuant to the 1998 Employee
Stock Option and Incentive Plan (the "Plan").

         As such counsel,  we have examined  originals,  or copies certified to our satisfaction,  of the Plan, the
Corporation's Articles of Incorporation and Bylaws, such agreements,  documents,  certificates and other statements of government  officials and corporate  officers and  representatives,  and other papers as we have deemed relevant and necessary as a basis for our opinion.  In such  examination  we have assumed the  genuineness  of all documents submitted  to us as  originals  and the  conformity  with the  original  document of  documents  submitted to us as copies.  In  addition,  as to matters of fact only,  we have relied to the extent we deemed such  reliance  proper, upon certificates and other written statements of public officials and corporate officers of the Corporation.

         Based upon and subject to the  foregoing,  we are of the opinion that the Common Shares have been duly and validly  authorized  for issuance in accordance  with the terms of the Plan, and when the Common Shares are issued, delivered and paid for, in accordance  with the terms of the Plan,  they will be duly  authorized,  validly issued, fully paid and nonassessable.

         We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the  above-mentioned  Registration
Statement.

                                                              Very truly yours,

                                                              FROST BROWN TODD LLC

                                                              /s/ Alan K. MacDonald
                                                              Alan K. MacDonald, Member

                                                   Exhibit 23.2
                                                   ------------

                                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby  consent to the  incorporation  by reference  in the Form S-8  Registration  Statement  of First  Federal
Financial  Corporation  of Kentucky,  Inc.,  of our report  dated  January 23, 2003 on the  consolidated  financial statements of First Federal  Financial  Corporation,  Inc. as of December 31, 2002,  June 30, 2002 and 2001 and for
the six months in the period  ended  December  31, 2002 and each of the three  years in the period  ending June 30,
2002.

                                                     /s/ Crow Chizek and Company LLC
                                                     -------------------------------
                                                     Crowe Chizek and Company LLC

Louisville, Kentucky
September 2, 2003

                                                              Exhibit 24

                                                           POWER OF ATTORNEY

         KNOW ALL MEN BY THESE  PRESENTS,  that each person whose  signature  appears  below hereby  constitutes  and appoints B. Keith
Johnson  and  Charles  E.  Chaney,  and each of  them,  as his true  and  lawful  attorneys-in-fact  and  agents,  with  full  power of substitution and  resubstitution,  for him and in his name, place and stead, in any and all capacities,  to sign any and all amendments
(including  post-effective  amendments)  to said  Registration  Statement,  and to file the same,  with all exhibits  thereto,  and all documents in connection therewith,  with the Securities and Exchange Commission,  granting unto said  attorneys-in-fact and agents, and each of them,  full power and authority to do and perform each and every act and thing  requisite and necessary to be done in and about the premises,  as fully and to all intents and purposes as he might or could do in person,  hereby  ratifying and  confirming  all that said  attorneys-in-fact  and agents, or any of them, or their substitute or substitutes,  may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      Signature                                            Title                                     Date

/s/ B. Keith Johnson
__________________________________                     President, Chief Executive Officer,    July 15, 2003
B. Keith Johnson                                       and Director

/s/ Charles E. Chaney                                  Chief Operating Officer and Chief
__________________________________                     Financial Officer (Principal           July 15, 2003
Charles E. Chaney                                      Financial and Accounting Officer)

 /s/ Robert M. Brown
__________________________________                     Director                               July 15, 2003
Robert M. Brown

/s/ Wreno M. Hall
__________________________________                     Director                               July 15, 2003
Wreno M. Hall

/s/ Walter D. Huddleston
__________________________________                     Director                               July 15, 2003
Walter D. Huddleston

/s/ Diane E. Logsdon
__________________________________                     Director                               July 15, 2003
Diane E. Logsdon

/s/ J. Stephen Mouser
__________________________________                     Director                               July 15, 2003
J. Stephen Mouser

/s/ John L. Newcomb, Jr
__________________________________                     Director                               July 15, 2003
John L. Newcomb, Jr.

/s/ Gail L. Schomp
__________________________________                     Director                               July 15, 2003
Gail L. Schomp

/s/ J. Alton Rider
__________________________________                     Director                               July 15, 2003
J. Alton Rider

/s/ Michael L. Thomas
__________________________________                     Director                               July 15, 2003
Michael L. Thomas